Exhibit 99.1

Stellar Biotechnologies Appoints
Pharma and Capital Markets Experts to Board of Directors

LOS ANGELES, Calif., December 9, 2016 – Stellar Biotechnologies, Inc. (Nasdaq: SBOT), a leading manufacturer of a key protein utilized in multiple immunotherapy development pipelines targeting cancers, Alzheimer's and lupus, among other diseases, today announced the appointment of Charles V. Olson, D.Sc. and Paul Chun to the company's Board of Directors.

“Dr. Olson’s and Mr. Chun’s appointment to our Board comes at an exciting time as we prepare to expand our production capabilities to support a growing list of active immunotherapies utilizing our Stellar KLH protein. Their combined expertise in pharmaceutical development and commercialization and capital markets will be a valuable resource to Stellar and its shareholders,” said Stellar President and CEO Frank Oakes.

Dr. Olson has been a member of Stellar’s scientific advisory board since June 2014 and has extensive scientific, manufacturing and senior management experience in the biotechnology and pharmaceutical industries. He is currently Chief Technology Officer at Anthera Pharmaceuticals, Inc. and is a Principal Biotechnology Consultant for Compass Biotechnology LLC.

"Having had the opportunity to work closely with Stellar’s technology developers and management now for more than two years, I am looking to helping Stellar continue to position KLH as the go-to molecule for a broad spectrum of indications and markets,” said Dr. Olson.

Mr. Chun is Managing Partner and founder of Eldred Advisors LLC, an advisory firm specializing in the life sciences. Mr. Chun brings broad experience as an investment analyst and strategic advisor to the Board, including expertise in therapeutics development and commercialization, corporate development, strategy and finance. His previous work includes roles at Goldman, Sachs & Co., Tavistock Life Sciences Co., Amgen, Inc., and Westwicke Partners, LLC.

“The immunotherapy landscape continues to evolve at a rapid pace, and I am excited to work with the Stellar team as the company expands upon the distinct role it can play in the space,” said Mr. Chun.

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About Stellar
Based north of Los Angeles at the Port of Hueneme, Stellar Biotechnologies, Inc. (Nasdaq: SBOT) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar is unique in its proprietary methods, facilities, and KLH technology. The company is committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies. Stellar KLH is a trademark of Stellar Biotechnologies.

Stellar Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; availability of funds and resources; anticipated requirements for operating capital; governmental regulations and the ability or failure to comply with governmental regulations; the timing of Stellar’s or its partners' anticipated results, including in connection with clinical trials; the ability to meet the goals of Stellar’s joint ventures and strategic partnerships; and other factors referenced in Stellar’s filings with securities regulators. For a discussion of further risks and uncertainties related to the Stellar’s business, please refer to the Stellar’s public company reports filed with the U.S. Securities and Exchange Commission and the British Columbia Securities Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, Stellar assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States.

Contact
Gary Koppenjan
Sr. Director of Investor Relations and Communications
(805) 488-2800